UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2008

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

640 Memorial Drive, Cambridge, Massachusetts		02139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-299-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2008, Ms. Lauren Sabella resigned as Vice President, Commercial Development of Altus Pharmaceuticals Inc. (the "Company") effective September 30, 2008. Subject to her execution of a general release of all claims against the Company and its affiliates, Ms. Sabella will receive the following from the Company:

• Salary continuation at her current annual base salary rate ($284,850) for a period of six months commencing on October 1, 2008;
• Payment of $18,693, which represents a portion of her target bonus for 2008, prorated according to her length of service during 2008, which amount was approved by the Company’s Compensation Committee;
• A tax reimbursement in connection with her housing costs similar to the tax reimbursement she received in 2007; and
• Continuation of health benefits for up to 18 months, provided that if Ms. Sabella becomes eligible to receive substantially similar benefits under another health plan, the Company’s obligation to pay such benefits will cease.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

September 5, 2008	By:	Jonathan I. Lieber

Name: Jonathan I. Lieber
Title: Senior Vice President, Chief Financial Officer and Treasurer